Exhibit 10.1

EXECUTION VERSION

0.50% Convertible Senior Notes due 2033
FINISAR CORPORATION
PURCHASE AGREEMENT
December 10, 2013
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Finisar Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”) an aggregate of $225,000,000 principal amount of its 0.50% Convertible Senior Notes due 2033 (the “Firm Securities”). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional aggregate of $33,750,000 principal amount of its 0.50% Convertible Senior Notes due 2033 (the “Option Securities”) as provided in Section 3 hereof. The Firm Securities and, if and to the extent such option is exercised, the Option Securities, are collectively called the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, $0.001 par value (the “Common Stock”). The Securities will be issued pursuant to an Indenture (the “Indenture”), to be dated as of December 16, 2013, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers at any time after this Agreement has been executed and delivered. The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended, in reliance on exemptions therefrom provided by the Act and the rules and regulations thereunder (collectively, the “Securities Act”).

Section 1.    Offering Memorandum. In connection with the offer and sale of the Securities, the Company (a) has prepared and delivered to you copies of (i) a preliminary offering memorandum dated December 9, 2013 (the “Preliminary Offering Memorandum”) and (ii) a pricing term sheet attached hereto as Schedule A, which includes the pricing terms and other information with respect to the Securities and other matters not included in the Preliminary Offering Memorandum (the “Pricing Term Sheet”) and (b) will prepare and deliver to you on the date hereof or the next succeeding day, copies of a final offering memorandum dated December 10, 2013 (the “Final Offering Memorandum”), each for use by you in connection with your solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent Offering Memorandum (whether the Preliminary Offering Memorandum or Final Offering Memorandum, or any amendment or supplement to either document), including exhibits thereto, which has been prepared and delivered by the Company to you in connection with your solicitation of purchases of, or offering of, the Securities. The Offering Memorandum includes or incorporates certain information concerning, among other things, the Company, the Securities and the Underlying Securities. The Offering Memorandum also incorporates by reference each document or report filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date thereof and prior to the termination of the distribution of the Securities as set forth in the Offering Memorandum, except for Current Reports on Form 8-K which contain only information furnished under Items 2.02 or 7.01 of Form 8-K. As used herein, the term “Offering Memorandum” shall include in each case the documents incorporated by reference therein (the “Incorporated Documents”), and any and all supplements and amendments to such documents incorporated by reference therein and any and all amendments and supplements to the Offering Memorandum. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Offering Memorandum that are filed subsequent to the date of such Offering Memorandum with the Commission pursuant to the Exchange Act.

Section 2.    Representations and Warranties of the Company. The Company hereby represents, warrants and agrees with the Initial Purchaser as follows:

(a)Each Incorporated Document filed by the Company with the Commission pursuant to the Exchange Act complied or will comply as to form, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and the Offering Memorandum, as amended or supplemented, as of its date, at all subsequent times until the expiration of the Offering Memorandum Delivery Period (as defined in Section 4(a) hereof), and at the First Closing Date and Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to you furnished to the Company by you, specifically for use in the preparation thereof it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 7(f) hereof.

(b)The Preliminary Offering Memorandum, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Offering Memorandum or any Pricing Term Sheet based upon and in conformity with written information relating to you furnished to the Company by you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 7(f) hereof.

(c)Neither (A) the Pricing Term Sheet issued at or prior to the Time of Sale and the Preliminary Offering Memorandum, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Supplemental Offering Materials (as defined below), when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Offering Memorandum or any Pricing Term Sheet based upon and in conformity with written information relating to you furnished to the Company by you, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 7(f) hereof. As used in this paragraph and elsewhere in this Agreement:

(1)“Time of Sale” means 6:15 p.m., Pacific time, on December 10, 2013.

(2)“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Term Sheet), including, without limitation, any roadshow relating to the Securities that constitutes such a written communication.

(d)The financial statements of the Company and its consolidated subsidiaries, together with the related notes thereto, set forth or incorporated by reference in the Time of Sale Disclosure Package and the

Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; and the other financial information included or incorporated by reference into the Time of Sale Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and present fairly the information shown thereby. There are no material liabilities or obligations (including any off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) or “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46) not disclosed in the Time of Sale Disclosure Package or the Offering Memorandum or that are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements and schedules incorporated by reference into the Time of Sale Disclosure Package and the Offering Memorandum, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(e)The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of Finisar Malaysia Sdn Bhd (“Finisar Malaysia”) or of the Company and its subsidiaries, taken as a whole, or adversely effect the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Disclosure Package and the Offering Memorandum (a “Material Adverse Effect”).

(f)All of the direct and indirect subsidiaries of the Company except such entities that would not individually or in the aggregate constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X as promulgated under the Exchange Act (each, a “Principal Subsidiary”) are set forth on Exhibit 21 of the Company’s most recently filed Annual Report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Principal Subsidiary, except for (i) Fi-Ra Photonics, a Korean corporation, 71.8% of the capital stock of which is owned indirectly by the Company, (ii) Ignis AS, a Norwegian corporation, 19.9% of the capital stock of which is owned directly by the Company, and (iii) SmartOptics AS, a Norwegian corporation, and SmartOptics Sverige AB, a Swedish corporation, each of which is wholly-owned by Ignis AS. All of such capital stock and other equity interests of each Principal Subsidiary owned by the Company is owned free and clear of any liens, and all the issued and outstanding shares of capital stock of each Principal Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Each Principal Subsidiary has been duly organized, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect. No Principal Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Principal Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Principal Subsidiary from the Company or from transferring any of such Principal Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(g)The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h)The Company has an authorized capitalization as set forth in the Time of Sale Disclosure Package and the Offering Memorandum; and all of the outstanding Common Stock has been duly authorized and is validly issued, fully paid and non-assessable, was issued in compliance with all United States federal and state and foreign securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right and conforms to the description thereof contained in the Time of Sale Disclosure Package and the Offering Memorandum. All of the Company’s options, warrants and other rights to purchase or exchange any securities for the Company’s Common Stock have been duly authorized and validly issued, conform to the description thereof contained in the Time of Sale Disclosure Package and the Offering Memorandum, and the Company reasonably believes all such options, warrants and other rights to purchase or exchange any securities for the Company’s Common Stock were issued in compliance with all United States federal and state and foreign securities laws. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the persons purchasing the Securities) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights are currently not satisfied.

(i)With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), except as described in the Time of Sale Disclosure Package and the Offering Memorandum, (A) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the Company Stock Plans, (C) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (D) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company’s general policy is to grant Stock Options at regular quarterly meetings of the compensation committee of its board of directors with Grant Dates which are the later of the third trading day following the public announcement of the Company’s financial results for the previous quarter or the date of such meeting. Except pursuant to such policy, the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(j)The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued. The issuance of the Securities is not subject to any preemptive rights, rights of first refusal or similar rights.

(k)The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, will be issued in compliance with all United States federal and state and foreign securities laws and the issuance of the Underlying Securities will not be subject to any preemptive rights, rights of first refusal or similar rights.

(l)The Indenture has been duly authorized by the Company, and when executed and delivered by the Company and the Trustee (assuming due authorization by the Trustee), will be a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m)Each of this Agreement, the Indenture and the Securities conforms in all material respects to the description thereof in the Time of Sale Disclosure Package and the Offering Memorandum. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same.

(n)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities does not and will not contravene or result in a breach or violation of any of the terms or provisions of, the imposition of any lien, charge or encumbrance on any property or assets of the Company or any subsidiary or constitute a default under, any provision of the articles or by-laws (or similar organizational documents) of the Company or any subsidiary or any indenture, mortgage, deed of trust, loan agreement, license or other material agreement or instrument binding upon the Company or any subsidiary or to which any of the property or assets of the Company or any subsidiary are subject, or any law or statute or any judgment, order, rule, regulation or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their properties, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency or any court or regulatory authority having jurisdiction over the Company or any subsidiary is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities or the issuance and sale of the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(o)Subsequent to the dates as of which information is given in the Time of Sale Disclosure Package and the Offering Memorandum, there has not occurred any change in the capital stock (other than grants by the Company or exercises by holders pursuant to existing employee benefit plans, stock option plans or other employee compensation plans) or in the short-term or long-term borrowings of the Company or any subsidiary or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any subsidiary (other than pursuant to existing employee benefit plans, stock option plans or other employee compensation plans), or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), or in the results of operations, stockholders’ equity, management, properties, business or prospects of Finisar Malaysia or of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Disclosure Package and the Offering Memorandum provided to prospective purchasers of the Securities.

(p)Subsequent to the dates as of which information is given in the Time of Sale Disclosure Package and the Offering Memorandum, neither the Company nor any subsidiary has (i) incurred any material liabilities or obligations, direct or contingent, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock, or (iv) sustained any material loss or interference with its business from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or government or regulatory authority.

(q)The Company and each subsidiary has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Disclosure Package and the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any subsidiary; and all assets held under lease by the Company and each subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and each subsidiary.

(r)Except as described in the Time of Sale Disclosure Package and the Offering Memorandum, the Company and each subsidiary carries, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and each subsidiary are in full force and effect; the Company and each subsidiary are in compliance with the terms of such policies in all material respects; and neither the Company nor any subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(s)There are no legal, governmental or regulatory proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject other than proceedings accurately described in all material respects in the Time of Sale Disclosure Package and the Offering Memorandum and proceedings that if determined adversely to the Company or any subsidiary would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t)There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Time of Sale Disclosure Package and the Offering Memorandum or, in the case of documents, to be filed as exhibits to the Company’s Annual Report on Form 10-K, that are not described and filed as required. Neither the Company nor any subsidiary has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and the statements made under the captions “Summary,” “The Offering,” “Risk Factors” and “Plan of Distribution” in the Time of Sale Disclosure Package and the Offering Memorandum and under the captions “Item 1A. Risk Factors,” “Item 3. Legal Proceedings,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Item 10. Directors, Executive Officers and Corporate Governance” and “Item 13. Certain Relationships and Related Transactions, and Director Independence” in the Company’s most recent Annual Report on Form 10-K, as such disclosure has been amended by reports subsequently filed by the Company pursuant to the Exchange Act, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(u)No governmental authority has issued any order preventing or suspending the trading of the Company’s securities or the distribution of the Securities, and no investigation, order, inquiry or proceeding has been commenced or is pending or, to the knowledge of the Company or any subsidiary, is contemplated or threatened by any such authority.

(v)No consent, approval, authorization or filing with or order of any U.S. federal, New York, Delaware or California court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Securities or the issuance and sale of the Securities (including the Underlying Securities issuable upon conversion thereof), except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchaser in the manner contemplated by this Agreement and in the Offering Memorandum or under the bylaws, rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(w)No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required by the Securities Act to be described pursuant to Item 404 of Regulation S-K in a registration statement to be filed with the Commission that is not so described in the Time of Sale Disclosure Package and the Offering Memorandum.

(x)The Company and each subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)No labor disturbance by or dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(z)Except as described in the Time of Sale Disclosure Package and the Offering Memorandum, the Company has no obligation to provide any material retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or any other person.

(aa)The Company and each subsidiary has filed all federal, state and local and foreign income, franchise and other tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, except where such failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been or reasonably could be expected to be asserted or determined adversely to the Company or any subsidiary, nor does the Company have any knowledge of any tax deficiencies, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)    Neither the Company nor any subsidiary (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)    The Company and each subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in the Time of Sale Disclosure Package and the Offering Memorandum, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any subsidiary under Environmental Laws in which a governmental authority is also a party, (B) the Company and each subsidiary are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of Finisar Malaysia or of the Company and its subsidiaries, taken as a whole, and (C) none of the Company or any subsidiary anticipates material capital expenditures relating to Environmental Laws.

(dd)    Neither the Company nor any subsidiary has ever treated, stored, transported, disposed of, arranged for or permitted the disposal of, handled, released, or exposed any person to, any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)    Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg)    The Company, each subsidiary, their affiliates, any of their respective officers and directors and, to the knowledge of the Company, any of their respective supervisors, managers, agents, or employees, has not violated and the Company has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the FCPA, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (and no action, suit or proceeding by or before any governmental entity involving the Company or any of its subsidiaries with respect to such laws is pending or, to the knowledge of the Company, threatened), or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(hh)    Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer or employee of the Company or any subsidiary is currently subject to any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other person or entity, for the purpose of financing any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person of Sanctions.

(ii)    The Company is not, and as of each Closing Date and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Offering Memorandum, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(jj)    No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance and sale of the Securities by the Company or the execution and delivery of this Agreement.

(kk)    Except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

(ll)    Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent (except that the Company makes no representation or warranty as to any activity of the Initial Purchaser), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(mm)    Assuming the accuracy of the Initial Purchaser’s statements in Section 5 hereof, and compliance with the “Transfer Restrictions” described in the Time of Sale Disclosure Package and the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(nn)    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(oo)    Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Disclosure Package and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)    Except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, to the Company’s knowledge, the Company and the Subsidiaries own or possess, or have the right to use or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) currently employed by them in commerce, in connection with the business now operated by them, except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise described in the Time of Sale Disclosure Package and the Offering Memorandum, to the Company’s knowledge, neither the Company nor any of its Subsidiaries is infringing or conflicting with asserted rights of others with respect to any of such Intellectual Property or is aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(qq)    The Company and each subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations, certificates and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable foreign laws, as are necessary to operate its respective properties and to conduct its business, except to the extent the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company and each subsidiary is in compliance, in all material respects, with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization, except to the extent such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)    Except as disclosed in the Time of Sale Disclosure Package and in the Offering Memorandum, none of the Company or any subsidiary is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on its equity interest; all dividends and other distributions declared and payable upon the equity interests in the Company and each subsidiary may be converted into foreign currency that may be freely transferred out of any applicable foreign jurisdiction, and all such dividends and other distributions are not and, will not be, subject to withholding or other taxes under the laws and regulations of any applicable foreign jurisdiction and, are otherwise free and clear of any other tax, withholding or deduction in such foreign jurisdiction, in each case without the necessity of obtaining any consent in any foreign jurisdiction, except such as have been obtained.

(ss)    The Company and the Subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained effective internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt)    The Company and the Subsidiaries (i) have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports filed or submitted under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding disclosure to be made and (iii) such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established. The Company has utilized such disclosure controls and procedures in preparing and evaluating the disclosures in the Time of Sale Disclosure Package and in the Offering Memorandum.

(uu)    Except as disclosed in the Time of Sale Disclosure Package and in the Offering Memorandum, (i) since the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the Board of Directors, there have been no “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and (ii) since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(vv)    The financial statements included in the Time of Sale Disclosure Package and in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Time of Sale Disclosure Package and in the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(ww)    As of the date of this Agreement, there is no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(xx)    The section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies” in the Company’s most recent Annual Report on Form 10-K, as amended by reports subsequently filed by the Company pursuant to the Exchange Act, accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The audit committee of the Company’s board of directors and the Company’s senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(yy)    There are no securities or preferred stock of or guaranteed by the Company or any subsidiary that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(zz)    Except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Initial Purchaser.

(aaa)    Any third-party statistical and market-related data included in the Time of Sale Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; and the selected operating data of the Company included in the Time of Sale Disclosure Package and the Offering Memorandum are based on or derived from the Company’s internal records and are reliable and accurate in all material respects.

(bbb)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum fairly presents the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Initial Purchaser.

Section 3.    Purchase, Sale and Delivery of Securities.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, $225,000,000 aggregate principal amount of Firm Securities at a purchase price for each Firm Security equal to 98.54% of the principal amount of the Firm Security plus accrued interest, if any, from December 16, 2013 to the date of the payment and delivery (the “Purchase Price”).
The Firm Securities will be delivered by the Company to the account of the Initial Purchaser against payment of the purchase price therefor by wire transfer of same day funds, to an account specified by the Company, with such closing to take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, or such other location as may be mutually acceptable, at 7:00 a.m., Pacific time, on December 16, 2013, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” Delivery of the Firm Securities shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Initial Purchaser. Certificates representing the Firm Securities, will be made available for checking and packaging not later than 8:30 a.m., Pacific time, on the business day preceding the First Closing Date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, or such other location as may be mutually acceptable.

(b)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to $33,750,000 aggregate principal amount of Option Securities, hereby grant to the Initial Purchaser an option to purchase all or any portion of the Option Securities at the same Purchase Price as the Firm Securities. The option granted hereunder may be exercised in whole or in part, only for the purpose of covering overallotments made in connection with the offering and distribution of the Firm Securities, at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Initial Purchaser to the Company setting forth the aggregate number of Option Securities as to which the Initial Purchaser is exercising the option, the names and denominations in which the certificates for the Option Securities are to be registered and the date and time, as determined by you, when the Option Securities are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively, and the Initial Closing Date and the Second Closing Date each sometimes being herein referred to as a “Closing Date”; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor, unless waived by the Company and the Initial Purchaser, earlier than the second business day after the date on which the option shall have been exercised. No Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

The Option Securities will be delivered by the Company to the account of the Initial Purchaser against payment of the purchase price therefor by wire transfer of same day funds payable to an account specified by the Company, with such closing to take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, or such other location as may be mutually acceptable at 7:00 a.m., Pacific time, on the Second Closing Date. If the Initial Purchaser so elects, delivery of the Option Securities may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Initial Purchaser. Certificates representing the Option Securities, will be made available for checking and packaging not later than 8:30 a.m., Pacific time, on the business day preceding the Second Closing Date at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304, or such other location as may be mutually acceptable.

Section 4.    Covenants of the Company. The Company further covenants and agrees with you as follows:

(a)    During the period beginning on the date hereof and ending on the later of the Second Closing Date or such date as the Offering Memorandum is no longer required by law to be delivered in connection with sales by a purchaser or dealer (the “Offering Memorandum Delivery Period”), prior to amending or supplementing the Time of Sale Disclosure Package or the Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchaser or counsel to the Initial Purchaser reasonably objects.

(b)    After the date of this Agreement, the Company shall promptly advise the Initial Purchaser in writing of any amendment or supplement to the Time of Sale Disclosure Package or the Offering Memorandum or of any order preventing the use of the Time of Sale Disclosure Package or the Offering Memorandum, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.

(c)    Until the completion of the distribution of the Securities as contemplated in this Agreement and by the Offering Memorandum, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities as contemplated in this Agreement and by the Offering Memorandum, any event shall occur as a result of which, in the judgment of the Company or the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with applicable law, the Company promptly will prepare an appropriate amendment or supplement to the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so that the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) as so amended or supplemented will not contain statements that, in light of the circumstances under which they were made, are misleading, or so that the Offering Memorandum (or, if the Offering Memorandum is not yet available to prospective purchasers, the Time of Sale Disclosure Package) will comply with applicable law.

(d)    The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) to execute a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(e)    The Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser copies of each Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, the Pricing Term Sheet, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)    During a period of one year commencing with the date hereof, the Company will furnish to the Initial Purchaser, and to each purchaser who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all public information, documents and reports filed with the Commission, the FINRA, The Nasdaq Global Select Market or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(g)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses incurred in connection with the delivery to the Initial Purchaser of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Initial Purchaser’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Securities, each Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Final Offering Memorandum and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other offering documents, including any Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Initial Purchaser’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Initial Purchaser or by dealers under the securities or blue sky laws of the states, provinces and other jurisdictions which you shall designate, (D) all filing fees and fees and disbursements incurred with respect to any requirements of the FINRA, (E) the fees and expenses of any transfer agent, trustee or registrar, (F) listing fees, if any, with respect to any filing of an additional share listing application for the Underlying Securities with The Nasdaq Global Select Market, (G) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (H) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Initial Purchasers caused by a breach of the representation contained in Section 2(a), (b) or (c), and (I) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Initial Purchaser pursuant to Section 9 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchaser’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchaser for all out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Initial Purchaser in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(h)    The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Offering Memorandum.

(i)    The Company will not, without the prior written consent of the Initial Purchaser, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Offering Memorandum (the “Lock-Up Period”) (A) issue, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer, directly or indirectly, any Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap, hedge, derivative or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for or repayable with Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except that the Company may, without such consent, (i) issue and sell the

Securities offered hereby or the Common Stock to be issued upon conversion thereof, and (ii) grant options or issue and sell Common Stock pursuant to existing or, to the extent described in the Time of Sale Disclosure Package or the Offering Memorandum, contemplated employee benefit plans, stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Time of Sale Disclosure Package and the Offering Memorandum. Without the prior written consent of the Initial Purchaser, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Initial Purchaser in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Initial Purchaser and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that may give rise to the extension of the Lock-Up Period.

(j)    The Company has caused to be delivered to you prior to the date of this Agreement a letter from each of the Company’s directors and officers stating that such person agrees that, subject to certain exceptions, such person will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any Common Stock or rights to purchase Common Stock, for a period of 90 days after the date of this Agreement, subject to extension in certain circumstances (the “Lock-Up Agreement”). The Company will use its reasonable best efforts to assist the Initial Purchaser in enforcing the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(k)    Neither the Company nor any Affiliate has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or result in a violation of Regulation M under the Exchange Act.

(l)    The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(m)    Until the expiration of one year after the completion of the distribution of the Securities by the Initial Purchaser as contemplated in this Agreement and the Offering Memorandum, the Company and the Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(n)    Until the expiration of one year after the completion of the distribution of the Securities by the Initial Purchaser as contemplated in this Agreement and the Offering Memorandum, the Company and the Subsidiaries will comply in all material respects with the effective applicable provisions of the Sarbanes-Oxley Act.

(o)    The Company will use its reasonable best efforts to assure that the Option Securities shall have the same CUSIP number as the CUSIP number assigned to the Firm Securities.

(p)    The Company has submitted an additional share listing application for the Underlying Securities with the Nasdaq Global Select Market prior to the date of this Agreement and will use its reasonable best efforts to have the Underlying Securities approved by the Nasdaq Global Select Market for listing as of the First Closing Date, subject only to official notice of issuance.

(q)    During the Offering Memorandum Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Exchange Act and the rules and regulations thereunder. The Company shall use its reasonable best efforts to take all steps necessary or appropriate to facilitate the distribution of the Securities by the Initial Purchaser pursuant to Rule 144A as shall be reasonably requested by the Initial Purchaser, including, without limitation, participation by the Company’s executive officers in the preparation of materials for investor presentations and participation in investor meetings and roadshow presentations reasonably requested by the Initial Purchaser.

(r)    The Company shall issue a press release announcing the pricing of the offering of the Securities in the form reasonably satisfactory to the Initial Purchaser and its counsel and in compliance with Rule 135(c) no later than 6:15 p.m., Pacific time, on December 10, 2013.

(s)    The Company will at all times reserve and keep available, free of any preemptive rights, co-sale rights, registration rights, rights of first refusal, other rights to subscribe for or purchase securities or other rights of security holders similar to any of the foregoing, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Securities into the Underlying Securities, the full number of shares of Underlying Securities issuable upon the conversion of all outstanding Securities.

(t)    The Company shall take all actions necessary to cause the Securities to be eligible for clearance and settlement and “book-entry” transfer through DTC and the Company agrees to comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(u)    The Company will indemnify and hold the Initial Purchaser harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities and the execution and delivery of this Agreement, the Indenture and the Securities; provided, however, that the Company shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the Securities by the Initial Purchaser in a manner other than that as is customary in such transactions.

Section 5.    Subsequent Offers and Resales of the Securities.

(a)    The Initial Purchaser and the Company each hereby agree with respect to itself in connection with the offer and sale of the Securities:

(1)Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum.

(2)No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering or sale of the Securities.

(3)The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser.

(b)    The Company covenants with the Initial Purchaser as follows:

(1)The Company agrees that it will not, and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchaser, (ii) the resale of the offered Securities by the Initial Purchaser to subsequent purchasers or (iii) the resale of the offered Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(2)Until the expiration of one year after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(3)To the extent that any Securities or Underlying Securities remain outstanding and are “restricted securities” within the meaning of Rule 144 under the Securities Act, during the one year period following the First Closing Date (or, if later, the Second Closing Date) and during the one-year period following the sale of any such Security or Underlying Security, as the case may be, by an Affiliate of the Company (for purposes of this Section 5 only, as such term is defined in Rule 144(a)(1) under the Securities Act), the Company will make available, upon request, to any seller of such Securities or Underlying Securities, as the case may be, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

(c)    The Initial Purchaser covenants with the Company as follows:

(1)The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (an “Accredited Investor”).

(2)The Initial Purchaser represents and warrants to, and agrees with, the Company that it will only sell the Securities to persons whom the Initial Purchaser reasonably believes are Qualified Institutional Buyers.

(3)The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or such affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S under the Securities Act and in compliance with the securities laws of such non-United States jurisdiction, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

Section 6.    Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder to purchase the Securities is subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Initial Purchaser shall not have advised the Company that the Time of Sale Disclosure Package or the Offering Memorandum, or any amendment thereof or supplement thereto, or any Supplemental Offering Material, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(b)    Except as contemplated in the Time of Sale Disclosure Package and in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any subsidiary shall have (i) incurred any material liabilities or obligations, direct or contingent, and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the grant of options or the issuance of shares under the Company’s employee stock plans or upon the exercise of outstanding options, warrants or the conversion of outstanding convertible securities), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any subsidiary (other than pursuant to existing employee benefit plans, stock option plans or other employee compensation plans), or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the condition (financial or otherwise), or in the results of operations, stockholders’ equity, management, properties, business or prospects of Finisar Malaysia or of the Company and its subsidiaries, taken as a whole, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock, or (iv) sustained any loss or interference with its business from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or government or regulatory authority, the effect of which, in any such case described above, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Offering Memorandum.

(c)    On each Closing Date, there shall have been furnished to you, as the Initial Purchaser, the opinions of each of:
(1)    DLA Piper LLP (US), counsel for the Company, dated such Closing Date and addressed to you, to the effect set forth on Exhibit A hereto; and

(2)    Shearn Delamore & Co., Malaysian counsel for the Company, dated such Closing Date and addressed to you, to the effect set forth on Exhibit B hereto.

(d)    On each Closing Date, there shall have been furnished to you, as the Initial Purchaser, such opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchaser, dated such Closing Date and addressed to you, with respect to such matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(e)    On the date hereof, Ernst & Young LLP shall have furnished to you, as the Initial Purchaser, a letter dated as of the date hereof in form and substance reasonably satisfactory to the Initial Purchaser. On each Closing Date you, as the Initial Purchaser, shall have received a letter of Ernst & Young LLP, dated such Closing Date and addressed to you, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than two days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(f)    On each Closing Date, there shall have been furnished to you, as the Initial Purchaser, a certificate dated such Closing Date and addressed to you, signed by the chairman of the board or the chief executive officer of the Company and by the chief financial officer of the Company, to the effect that:

(1)The representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(2)The signers of said certificate have carefully examined the Time of Sale Disclosure Package and the Offering Memorandum, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Offering Memorandum), and:

(A)the Offering Memorandum, as amended or supplemented, does not include and did not include as of its date, or such Closing Date, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or such Closing Date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(B)neither (1) the Time of Sale Disclosure Package nor (2) Supplemental Offering Materials, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(C)since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented offering memorandum which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Offering Memorandum that has not been so filed;

(D)subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any subsidiary has (i) incurred any material liabilities or obligations, direct or contingent, and except as disclosed in the Time of Sale Disclosure Package and in the Offering Memorandum, there has not been any change in the capital stock (other than a change in the number of outstanding Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any subsidiary (other than pursuant to existing employee benefit plans, stock option plans or other employee compensation plans), or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the condition (financial or otherwise), or in the results of operations, stockholders’ equity, management, properties, business or prospects of Finisar Malaysia or of the Company and its subsidiaries, taken as a whole, (ii) entered into any material transactions not in the ordinary course of business, (iii) declared or paid any dividends or made any distribution of any kind with respect to its capital stock or (iv) sustained any loss or interference with its business from fire, explosion, flood, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or government or regulatory authority; and

(E)except as stated in the Time of Sale Disclosure Package and in the Offering Memorandum, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any subsidiary is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be expected to have a Material Adverse Effect.

(g)    The Company shall have furnished to you and counsel for the Initial Purchaser such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Initial Purchaser. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

Section 7.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities to which the Initial Purchaser may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Offering Memorandum), any Pricing Term Sheet or Supplemental Offering Materials or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any such amendment or supplement, any Pricing Term Sheet or Supplemental Offering Materials or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 7(f) hereof.

(b)    The Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchaser, such consent not to be unreasonably withheld), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto or any Pricing Term Sheet, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Pricing Term Sheet in reliance upon and in conformity with written information furnished to the Company by you, specifically for use in the preparation thereof (it being understood and agreed that the only such information furnished by you consists of the information described as such in Section 7(f) hereof), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the Offering Memorandum or in this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the discounts and commissions received by the Initial Purchaser exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any liability that the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)    The Initial Purchaser confirms and the Company acknowledges that the statements with respect to the offering of the Securities by the Initial Purchaser set forth in the third sentence of the first paragraph under the heading “New Issue of Notes” and in the first paragraph under the heading “Price Stabilization, Short Positions” under the section entitled “Plan of Distribution” in the Time of Sale Disclosure Package and in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in any Preliminary Offering Memorandum, the Time of Sale Disclosure Package, the Offering Memorandum or any Pricing Term Sheet.

Section 8.    Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Initial Purchaser and the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Initial Purchaser and the Company contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Initial Purchaser hereunder.

Section 9.    Termination of this Agreement.

(a)    You, as the Initial Purchaser, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Initial Purchaser’s obligations hereunder is not fulfilled or if there has been, in your judgment, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Stock Market or New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market or New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) a banking moratorium shall have been declared by federal or state or local authorities in the United States or Malaysia, or (vii) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Malaysia, any declaration by the United States or Malaysia of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)    If you elect to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone, confirmed by letter.

Section 10.    Default by the Company.

(a)    If the Company shall fail at the First Closing Date to sell and deliver the aggregate principal amount of Securities which it is obligated to sell hereunder, this Agreement shall terminate without any liability on the part of the Initial Purchaser.

(b)    No action taken pursuant to this Section 10 shall relieve the Company so defaulting from liability, if any, in respect of such default.

Section 11.    Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Initial Purchaser, shall be mailed, delivered or telecopied to the Initial Purchaser at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), and with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: John A. Fore, Esq. (facsimile: (650) 493-6811), if to the Company, shall be mailed, delivered or telecopied to it at 1389 Moffett Park Drive, Sunnyvale, California 94089, Attention: Chief Financial Officer (facsimile: (408) 541-4154, with a copy to DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, Attention: Dennis C. Sullivan, Esq. (facsimile: (650) 687-1200). Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 12    .Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Initial Purchaser.

Section 13.    Research Analyst Independence. The Company acknowledges that the Initial Purchaser’s research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies, and that the Initial Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Initial Purchaser’s investment banking divisions. The Company acknowledges that the Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 14.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Initial Purchaser has been retained solely to act as an initial purchaser in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Initial Purchaser has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchaser has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Initial Purchaser and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Initial Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Initial Purchaser has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Initial Purchaser is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Initial Purchaser and not on behalf of the Company; (e) it waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees, to the fullest extent permitted by law, that the Initial Purchaser shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Section 15.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 16.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 17.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Initial Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18.    Governing Law.     THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 19.    Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Initial Purchaser in accordance with its terms.

Very truly yours,

FINISAR CORPORATION

By: /s/ Jerry S Rawls
Name: Jerry S. Rawls
Title: Executive Chairman

CONFIRMED AND ACCEPTED,
for itself as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

SCHEDULE A
Pricing Term Sheet

Pricing term sheet dated December 10, 2013
to Preliminary Offering Memorandum dated December 9, 2013
(the “Preliminary Offering Memorandum”)

Finisar Corporation
$225,000,000
0.50% Convertible Senior Notes Due 2033

The information in this pricing term sheet relates only to the offering of $225,000,000 aggregate principal amount of 0.50% Convertible Senior Notes by Finisar Corporation and should be read together with the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Terms used in this pricing term sheet but not defined herein have the respective meanings given to them in the Preliminary Offering Memorandum.

Issuer:	Finisar Corporation
Ticker/Exchange for Common Stock:	FNSR/ NASDAQ Global Select Market (“NASDAQ”).
Title of Securities:	0.50% Convertible Senior Notes due 2033 (the “notes”).
Aggregate Principal Amount Offered:
$225,000,000 aggregate principal amount of notes (excluding the initial purchasers’ option to purchase up to $33,750,000 of additional aggregate principal amount of notes solely to cover overallotments, if any).

Use of Proceeds of the Offering:
The Issuer estimates that the net proceeds from this offering will be approximately $221,592,500 (or approximately $254,920,625 if the initial purchaser exercises its over-allotment option in full), after deducting the initial purchaser's discount and estimated expenses payable by the Issuer. The Issuer intends to use the net proceeds from this offering for general corporate purposes, including working capital. The Issuer may use a portion of the net proceeds to acquire complementary businesses, products or technologies, although the Issuer has no present commitments with respect to any such acquisitions. The Issuer’s management will have significant discretion in applying the net proceeds of this offering. Pending such uses, the Issuer will invest the net proceeds in short-term interest bearing securities or bank deposits.

Maturity:	The notes will mature on December 15, 2033, unless earlier purchased by the Issuer or converted.
Annual Interest Rate:	0.50% per annum.
Interest Payment Dates:	Interest will accrue from December 16, 2013, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014.
Issue Price:	100%, plus accrued interest, if any, from December 16, 2013.
Closing Stock Price:	$21.56 on NASDAQ as of December 10, 2013.
Conversion Premium:	Approximately 40% above the Closing Stock Price.
Initial Conversion Price:	Approximately $30.18 per share of the Issuer’s common stock.
Initial Conversion Rate:	33.1301 shares of the Issuer’s common stock per $1,000 principal amount of notes.
Redemption at the Option of the Issuer:
The Issuer may redeem the notes in whole or in part on or after December 22, 2018 at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at the Option of the Holder:
Holders will have the option to require the Issuer to redeem for cash any notes held by them on December 15, 2018, December 15, 2023, and December 15, 2028 at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date

Sole Bookrunnner:	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Trade Date:	December 10, 2013.
Expected Settlement Date:	December 16, 2013.
CUSIP Number:	31787A AL5
ISIN Number:	US31787AAL52

CAPITALIZATION
The following table sets forth the Issuer’s cash and cash equivalents, 5.0% Convertible Senior Notes due 2029 and capitalization as of October 27, 2013:

•	on an actual basis; and

•
as adjusted to reflect the sale of the notes offered hereby (after deducting the initial purchaser’s discount and estimated offering expenses payable by the Issuer, and assuming that the initial purchaser does not exercise its over-allotment option to purchase up to $33,750,000 additional aggregate principal amount of the notes).

You should read the table in conjunction with the section of the Preliminary Offering Memorandum under the caption “Use of Proceeds” as well as the Issuer’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and other financial information included or incorporated by reference in the Preliminary Offering Memorandum.

	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents	$316,488	$538,081
5.0% Convertible Senior Notes due 2029(1)	$40,015	$40,015
Long-term Debt:
Notes offered hereby(1)	—	225,000
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 96,111,318 shares issued and outstanding, actual and as adjusted(2)	96	96
Additional paid-in capital(1)	2,377,198	2,377,198
Accumulated other comprehensive income	27,316	27,316
Accumulated deficit	(1,515,984)	(1,515,984)
Non-controlling interest	5,707	5,707
Total stockholders’ equity	894,333	894,333
Total capitalization(3)	$894,333	$1,119,333
_______________

(1)
In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability component and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that the Issuer is required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes without reflecting the debt discount or fees and expense that the Issuer is required to recognize or the increase in additional paid-in capital on its. consolidated balance sheet.

(2)	The number of shares outstanding as of October 27, 2013 does not include the following additional shares:

•
3,232,808 shares of common stock issuable upon exercise of options outstanding at October 27, 2013 under the Issuer’s stock option plans, with a weighted average exercise price of $13.61 per share, and an additional 15,126,029 shares reserved for issuance under the Issuer’s employee stock plans as of October 27, 2013;

•	1,043,286 shares of common stock reserved for issuance under the Issuer’s 2009 Employee Stock Purchase Plan;

•	3,748,478 shares of common stock issuable upon conversion of the Issuer’s 5.0% Convertible Senior Notes due 2029; and

•	the shares of common stock issuable upon conversion of the notes offered hereby.

(3)
Total capitalization represents the sum of long-term debt and stockholders’ equity. The outstanding balance of the Issuer’s 5.0% Convertible Senior Notes due 2029 is not included in capitalization as the balance was classified as short-term debt as of October 27, 2013.

Adjustment to Conversion Rate Upon a Conversion in Connection With a Make-Whole Fundamental Change:
The following table sets forth the stock prices and effective dates and the number of additional shares by which the conversion rate will be increased for a holder that converts a note in connection with a make-whole fundamental change having such effective date and stock price:

	Stock Price
Effective Date	$21.56	$22.50	$25.00	$30.18	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
December 16, 2013	13.252	12.1492	9.7408	6.3969	4.4847	3.1873	1.7118	0.9705	0.5674	0.3344	0.1939	0.1066
December 15, 2014	13.252	12.593	9.9792	6.384	4.3616	3.0166	1.5324	0.8217	0.4527	0.249	0.1316	0.0622
December 15, 2015	13.252	12.7524	9.9311	6.1032	4.0051	2.6513	1.231	0.6012	0.2983	0.1434	0.0613	0.0242
December 15, 2016	13.252	12.4837	9.4452	5.4145	3.3041	2.018	0.7902	0.3206	0.1253	0.0455	0.012	0.0005
December 15, 2017	13.252	11.6511	8.3097	4.0723	2.0795	1.0321	0.2541	0.0583	0.0102	—	—	—
December 22, 2018	13.252	11.3143	6.8699	—	—	—	—	—	—	—	—	—

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
if the stock price is between two stock prices listed in the table or the effective date is between two effective dates listed in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
if the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
if the stock price is less than $21.56 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 46.3821 shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under “Description of Notes-Conversion Rights-Conversion Rate Adjustments.”
_______________________________
This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.
Neither the notes nor any shares of common stock issuable upon conversion of the notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction. Unless they are registered, the notes and any shares of common stock issuable upon conversion of the notes may be offered only in transactions that are exempt from registration under the Securities Act and the securities laws of any other jurisdiction. Accordingly, the notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). For further details about eligible offerees and resale restrictions, see the section of the Preliminary Offering Memorandum captioned “Notice to Investors.”
A copy of the final offering memorandum for the offering of the notes may be obtained by contacting: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, email dg.prospectus_requests@baml.com.
ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A
OPINION OF DLA PIPER LLP (US),
COUNSEL FOR THE COMPANY
The opinion of DLA Piper LLP (US), counsel for the Company, to be delivered pursuant to Section 6(c)(1) of the Agreement shall be to the effect that:
A.The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation, and is in good standing, in the States of California, Pennsylvania and Texas; and has the corporate power to own and lease the properties it purports to own and lease and to conduct the business in which it is engaged as described in the Time of Sale Disclosure Package, the Offering Memorandum and the Incorporated Documents.

B.The Company has all necessary corporate power and authority to execute and deliver the Purchase Agreement, the Indenture and the Securities and to perform its obligations thereunder.

C.The execution and delivery of the Purchase Agreement, the Indenture and the Securities by the Company and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company.

D.The Purchase Agreement has been duly executed and delivered by the Company.

E.The Securities have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and paid for as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

F.The shares of Common Stock initially issuable upon conversion of the Securities being delivered on the date hereof have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon conversion of the Securities in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable; and such issuance will not be subject to any preemptive or other similar rights to acquire Common Stock under the certificate of incorporation or by-laws of the Company or the DGCL.

G.The Indenture has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

H.The execution and delivery of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Securities (including the obligation of the Company to issue Common Stock upon the conversion of the Securities) do not and will not violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or by-laws of the Company; (b) any agreement or instrument listed on Schedule I hereto, (c) any U.S. federal or New York or California state statute or the DGCL or (d) to our knowledge, any rule, order, decision, judgment or decree of any court or governmental body or agency of the United States, Delaware (under the DGCL), New York or California that may be applicable to the Company or any Subsidiary or any of their respective properties.

I.Except for compliance with state securities or Blue Sky laws and the filing of a Notification: Listing of Additional Shares with The Nasdaq Stock Market LLC, no consents, approvals, orders or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York or California statute, rule or regulation applicable to the Company or the DGCL are required to have been obtained that have not been obtained or made by the Company for (a) the valid execution and delivery by the Company of the Purchase Agreement, the Indenture and the Securities, (b) the sale by the Company of the Securities under the Purchase Agreement, (c) the issuance by the Company of the Securities under the Indenture and the performance by the Company of its obligations thereunder, in accordance with their terms or (d) the issuance by the Company of Common Stock upon the conversion of the Securities in accordance with the Indenture.

J.The documents incorporated by reference in the Time of Sale Disclosure Package and the Offering Memorandum (other than the financial statements and notes thereto and related financial statement schedules and the financial data derived from such financial statements or schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

K.The Company has the authorized capital stock as set forth in the Time of Sale Disclosure Package and the Offering Memorandum under the caption “Description of Capital Stock”; the statements set forth in the Time of Sale Disclosure Package and the Offering Memorandum under the captions “Description of Notes,” “Description of Capital Stock,” “Plan of Distribution” and “Transfer Restrictions,” insofar as they purport to constitute a summary of the terms of the Notes, the capital stock of the Company or legal matters or provisions of the Purchase Agreement, Indenture or the certification of incorporation or by-laws of the Company, fairly summarize, in all material respects, such terms.

L.The statements set forth in the Time of Sale Disclosure Package and the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of the United States federal tax laws referred to therein, fairly summarize, in all material respects, the matters referred to therein.

M.The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Disclosure Package and the Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

N.To our knowledge, except as disclosed in the Time of Sale Disclosure Package and the Offering Memorandum, (a) no legal or governmental actions, suits or proceedings are pending to which the Company or any Subsidiary is or may be a party, or to which the property of the Company or any Subsidiary is or may be subject, except in each case for proceedings that, if the subject of an unfavorable decision, rule or finding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) no such proceedings have been threatened in writing against the Company or any Subsidiary or with respect to their respective properties.

O.Assuming the accuracy of the Initial Purchaser’s representation and warranties, and the Initial Purchaser’s compliance with the covenants, contained in the Purchase Agreement, no registration of the Securities or the Underlying Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, sale and delivery of the Securities by the Company to the Initial Purchaser or the initial resale of the Securities by the Initial Purchaser in the manner contemplated by the Purchase Agreement, the Time of Sale Disclosure Package and the Offering Memorandum (it being understood that we express no opinion as to any subsequent resale of the Securities).
We also confirm that we have participated in conferences with representatives of the Company and with representatives of the Company’s independent accountants, the Initial Purchaser and its counsel at which conferences the contents of the Time of Sale Disclosure Package and the Offering Memorandum and related matters were discussed, and, although we assume no responsibility for the accuracy, completeness or fairness of the Time of Sale Disclosure Package or the Offering Memorandum (except as expressly provided above), no facts have come to our attention to cause us to believe that the Time of Sale Disclosure Package, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and notes thereto and related financial statement schedules and the financial data derived from such financial statements or schedules included therein or omitted therefrom, as to which we express no belief) or that the Offering Memorandum, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and notes thereto and related financial statement schedules and the financial data derived from such financial statements or schedules included therein or omitted therefrom, as to which we express no belief).

EXHIBIT B
OPINION OF SHEARN DELAMORE & CO.,
MALAYSIAN COUNSEL FOR THE COMPANY
The opinion of Shearn Delamore & Co., Malaysian counsel for the Company, to be delivered pursuant to Section 6(c)(2) of the Agreement shall be to the effect that:
FINISAR MALAYSIA SDN BHD (Company No.538677-A) (the “Company”)
This opinion is being delivered to you at the request of Finisar Corporation pursuant to Section 6(c)(2) of the Purchase Agreement (as defined below). We understand that Finisar Corporation (the “Issuer”), a corporation established in Delaware, USA, proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”), convertible senior notes due 2033 (the “Securities”), pursuant to a purchase agreement dated 10 December, 2013 (the “Purchase Agreement”) entered into between the Issuer and the Initial Purchaser (collectively, the “Transaction”).

1.
For the purposes of the Transaction above, we have acted as Malaysian legal counsel for Finisar Malaysia Sdn Bhd (Company No. 538677-A), a wholly owned subsidiary of the Issuer, in connection with the matters set out under paragraph 5 below, under the laws of Malaysia.

2.
This opinion is limited to the laws of Malaysia of general application published and in effect on the date of this opinion, as currently applied by the courts of Malaysia, and is given on the basis that it will be governed by and construed (including all terms used in it) in accordance with the laws of Malaysia. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia.

3.    For the purpose of rendering this opinion, we have examined:-

(a)	A certified true copy of the Memorandum and Articles of Association of the Company (the “M&A”) (a copy of which is enclosed herewith as Appendix I);

(b)	A certified true copy of the Certificate of Incorporation of Private Company (Form 9) of the Company dated 8 February 2001 (a copy of which is enclosed herewith as Appendix II);

(c)
A certified true copy of each Return of Allotment of Shares (Form 24) dated 13 February 2001, 22 June 2001, 11 February 2003 and 9 September 2004 respectively (collectively, the “Forms 24”) (copies of which are enclosed herewith as Appendix III);

(d)
A certified true extract of the Members’ Register of the Company setting out each acquisition by the Issuer of shares in the Company (the “Members’ Register”) (which is enclosed herewith as Appendix IV);

(e)	A certified true copy of a Notice of Situation of Registered Office and Office Hours and Particulars of Changes (Form 44) dated 16 March 2007 ( a copy of which is enclosed herewith as Appendix V);

(f)
A certified true copy of a Return Giving Particulars in Register of Directors, Managers & Secretaries and Changes of Particulars (Form 49) dated 22 September 2011 (a copy of which is enclosed herewith as Appendix VI);

(g)	A certified true copy of the Annual Return of the Company dated 3 October 2013 (the “Annual Return”) (a copy of which is enclosed herewith as Appendix VII);

(h)
An [original letter] dated 5 December 2013 from the Company addressed to the Initial Purchaser, confirming that its issued share capital is fully paid-up (“Confirmation on Share Capital”) (a copy of which is enclosed herewith as Appendix VIII);

(i)	An [original certificate] dated [ ] December 2013 signed by 2 directors of the Company confirming inter alia that no legal proceedings have been commenced against it, no action threatened for its liquidation nor have any of its business licences been suspended or cancelled (the “Certificate”) (a copy of which is enclosed herewith as Appendix IX);

(j)
A certified true copy of the minutes of each shareholders’ meeting held on 21 June 2001, 10 February 2003 and 8 September 2004, respectively (collectively, the “Shareholders’ Resolutions”) (copies of each of which are enclosed herewith as Appendix X);

(k)
A certified true copy of each circular Board resolution dated 8 February 2001, 22 June 2001, 10 February 2003 and 8 September 2004, respectively (collectively, the “Board Resolutions”) (copies of each of which are enclosed herewith as Appendix XI);

(l)
the results of a company search on the Company at the Companies Commission of Malaysia dated [12] December 2013 based on documents registered with the Companies Commission of Malaysia as at [ ] (a copy of which is enclosed herewith as Appendix XII); and

(m)
the eServices Liquidation Search Result dated [12] December 2013 from the office of the Director General of Insolvency on the Company stating that no winding-up order has been made against the Company in Malaysia as at that date (a copy of which is enclosed as Appendix XIII).

The Shareholders’ Resolutions and the Board Resolutions shall hereinafter collectively, be referred to as the “Resolutions”. We have no knowledge of the day-to-day operations of the Company and, except to the extent expressly set forth herein, have not undertaken any independent investigation or inquiry into the Company’s affairs or business. Except as stated in this paragraph 3, we have not examined any other documents and have not made any other enquiries concerning the Company. The documents as set out in this paragraph 3 are documents of a type which we would ordinarily request and rely on, in giving our opinion under paragraph 5 below.
Assumptions
4.    For the purpose of this opinion, we have assumed:

(a)	that each of the Confirmation on Share Capital and the Certificate has been duly authorized, executed and delivered by or on behalf of the Company.

(b)	the correctness of all facts stated in the Confirmation on Share Capital and the Certificate.

(c)
that none of the Company’s signatories to each of the Confirmation on Share Capital and the Certificate has signed the said documents by reason or in consequence (whether wholly or in part) of fraud, mistake, duress, undue influence, misrepresentation or any other similar act, matter or thing which would or might vitiate or prejudicially affect the Purchase Agreement or otherwise entitle any party to avoid, rescind or have rectified the Purchase Agreement or any of its obligations under the Purchase Agreement and/or in connection with the Transaction.

(d)
the genuineness of all seals and signatures on all documents and the completeness, and the conformity to original documents, of all copies and specimens submitted to us and that any document submitted to us and any authorisation referred to in this opinion continues in full force and effect.

(e)	that the copy of the Company’s M&A, submitted to us is up to date and incorporates all amendments made thereto.

(f)
that neither the Initial Purchaser nor any of its officers or employees has notice (or would, on making reasonable enquiry, become aware) of any matter which would adversely affect the validity or regularity of the documents set out under paragraph 3. above.

(g)
that all other documents or agreements referred to in the documents set out under paragraph 3. above, and which may affect the legality, validity and enforceability of the latter, are themselves legal, valid and enforceable.

(h)	that the Securities fall within the definition of “securities” under the Capital Markets and Services Act, 2007 of Malaysia (“CMSA”), and either:

(i)	the Issuer will not make available, offer for subscription or purchase, or issue an invitation to subscribe for or purchase, the Securities in Malaysia; or

(ii)
if the Issuer or any one or the Initial Purchaser do make available, offer for subscription or purchase, or issue an invitation to subscribe for, or purchase the Securities in Malaysia, such offer or invitation will fall within any one or more of the categories of transactions under Schedule 5 to the CMSA, and will constitute an excluded offer or excluded invitation under Schedule 6 or Section 229(1)(b) of the CMSA and an excluded issue under Schedule 7 or Section 230(1)(b) of the CMSA.

Opinion

5.
Based on the documents referred to in paragraph 3 and the assumptions in paragraph 4 above and subject to the qualification in paragraph 6 below and to any matters not disclosed to us, we are of the opinion that:

(a)
based on the company search conducted on the Company at the Companies Commission of Malaysia on [12] December 2013, the Company is duly incorporated under the Companies Act, 1965 of Malaysia (the “Companies Act 1965”)and is validly existing as a private company with limited liability under the laws of Malaysia.

(b)	based on the M&A, the Company has the power and capacity to conduct the business it ordinarily conducts;

(c)
based on the M&A, the Forms 24, the Members’ Register, the Confirmation on Share Capital, the results of the company search conducted on [12] December 2013 (referred to in paragraph 5(a) above), the Annual Return and the Resolutions, respectively:

(i)	the Company has a total issued share capital of RM133,000,000-00;

(ii)	the issued share capital is comprised of 133,000,000 ordinary shares of RM1.00 each in the Company (the “Issued Shares”);

(iii)	the Issued Shares are fully paid-up;

(iv)	the issuance of the Issued Shares by the Company on:

a.
8 February 2001 was duly authorized by a Board resolution passed on 8 February 2001, the relevant Form 24 dated 13 February 2001 was duly lodged with the Companies Commission of Malaysia on 21 February 2001 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register

b.
22 June 2001 was duly authorized by a shareholders’ resolution passed on 21 June 2001 and a circular Board resolution dated 22 June 2001, the relevant Form 24 dated 22 June 2001 was duly lodged with the Companies Commission of Malaysia on 2 July 2001 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register;

c.
10 February 2003 was duly authorized by a shareholders’ resolution passed on 10 February 2003 and a circular Board resolution dated 10 February 2003, the relevant Form 24 dated 11 February 2003 was duly lodged with the Companies Commission of Malaysia on 13 February 2003 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register; and

c.
8 September 2004 was duly authorized by a shareholders’ resolution passed on 8 September 2004 and a circular Board resolution dated 8 September 2004, the relevant Form 24 dated 9 September 2004 was duly lodged with the Companies Commission of Malaysia on 10 September 2004 in accordance with Section 54 of the Companies Act 1965 and the corresponding entry made on the Members’ Register, and based on the documents enumerated at paragraphs 5(c)(iv)a. to 5(c)(iv)c. above, the issuance of the Issued Shares was duly authorized and the Issued Shares were validly issued.

(v)	the Issuer holds all the Issued Shares and is the sole shareholder of the Company.

(d)
based on the eServices Liquidation Search Result dated [12] December 2013 from the office of the Director General of Insolvency on the Company, no winding-up order has been made against the Company as at the date of the search. Based on such winding-up search and the Certificate, the Company has not taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding-up, dissolution or liquidation of the Company or for the suspension, withdrawal, revocation or cancellation of any of its business licences.

(e)
the Issuer is not required to obtain the consent of the Securities Commission of Malaysia prior to issuing and selling the Securities to the Initial Purchaser nor required to register a prospectus in relation to the Securities with the Securities Commission of Malaysia prior to such issue.

Qualification
6.    In addition, this opinion is subject to the following qualification:-

(a)
that there may be a significant delay between the lodging of documents and the subsequent entry of information from those documents, on the registers maintained with the Companies Commission of Malaysia. The official searches will also not reveal whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or receiver or manager appointed may not be filed with the Companies Commission of Malaysia immediately and there may be a significant delay between the filing of such notice and its subsequent entry on the register at the Companies Commission of Malaysia.

Reliance

7.	This opinion is given for the sole benefit of the Initial Purchaser in connection with the Purchase Agreement.

8.
This opinion may not be disclosed to anyone else, except that it may be disclosed as required by law or regulation or to any professional adviser, but only on the express basis that they may not rely on it.

9.	This opinion is not to be quoted or referred to in any public document or filed with anyone without our written consent.